
<ARTICLE> CT
<LEGEND>
Conglomerate Totals - This schedule contains summary financial information extracted from Ford's Current Report on Form 8-K dated October 16, 1996 and is qualified in its entirety by reference to such financial statements.
This schedule supercedes the previously filed schedule in such Report.
</LEGEND>
<CIK> 0000037996
<NAME> FORD MOTOR COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<TOTAL-ASSETS>                                 258,501
<COMMON>                                         1,186
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      24,966
<TOTAL-LIABILITY-AND-EQUITY>                   258,501
<TOTAL-REVENUES>                               108,158
<INCOME-TAX>                                     1,581
<INCOME-CONTINUING>                              3,242
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,242
<EPS-PRIMARY>                                     2.72
<EPS-DILUTED>                                     2.66


